EXHIBIT 1

MANUAL FOR SHAREHOLDERS' PARTICIPATION AT THE EXTRAORDINARY GENERAL MEETING 2019

TABLE OF CONTENTS

1.      Message from the manaxgement

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2.      Invitation

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3.      The EGM

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4.      Procedures, instructions and deadlines for participation in the Meetings

4.1. Individual Shareholder

4.2. Legal Entity Shareholder

4.3. Investment Fund Shareholder

4.4. ADR Holders

4.5. Remote Voting Bulletin

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5.      Call notice of the Extraordinary General Meeting of 03/19/2019

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6.      Explanatory texts for the matters to be resolved upon at the EGM

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7.      Related documents and links

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8.      Exhibit I – Power of Attorney

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1. MESSAGE FROM THE MANAGEMENT

Dear Shareholders,

We invite you to attend the next Extraordinary General Meeting ("Meeting" or "AGE") of Oi SA - On Judicial Reorganization ("Oi" or "Company"), convened for March 19, 2019, at 10:00 am, at the Company's headquarters , located at Rua do Lavradio, No. 71, Centro, Rio de Janeiro - RJ, which will deliberate on the matters indicated in item 3 of this document.

We take this opportunity to highlight that Oi has been implementing all initiatives agreed in line with the schedule set forth in the Judicial Recovery Plan (“PRJ”). In this sense, in July 2018, the Company concluded the conversion of debt with bondholders into shares, reducing financial debt from R $ 45 billion to R $ 14 billion. In September of the same year, the company held the Extraordinary General Meeting for the election of the Board of Directors appointed by the Company's management for the composition of the New Board of Directors, composed of 11 members, all independent members, as provided for in the PRJ.

We concluded in January of this year another important stage foreseen in the PRJ with the capital increase in the amount of R $ 4 billion, in new money. These resources will be destined for the expansion of the company's infrastructure in strategic fronts such as fiber optics and 4.5G network, also according to the PRJ. This move will prepare the company for 5G technology, which is not yet available in the country, as well as for Internet solutions of Things (IoT).

I also point out that, throughout the Judicial Reorganization process, Oi has acted on structuring fronts to improve the business and stabilize the company. The top priorities were quality improvement, digital transformation, cost control, cash management and debt restructuring. Throughout 2018, with the progress in quality indicators, the company reduced Anatel's complaints and the number of cases in the Special Civil Courts.

Through digitalization, Oi has been promoting the improvement of the customer's digital journey and the optimization of internal processes, launching innovative products that improve the users' experience. Through the development of digital IT and data solutions for the corporate market, we have also assisted private and public companies in their digital transformation days focused on reducing costs and generating new revenues.

We are grateful for the trust placed in Oi and its Directors, reaffirming our intention to continue to act in compliance with the principles of transparency, fairness, accountability, corporate responsibility and ethics

We count on your presence, in the best interest of the Company. Your vote is very important for Oi.

Yours,

Eurico de Jesus Teles Neto

Chief Executive Officer

Eleazar de Carvalho Filho

Chairman of the Board of Directors

2. INVITATION

EXTRAORDINARY GENERAL MEETING OF OI S.A. – IN JUDICIAL REORGANIZATION

DATE

March 19, 2019

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TIME

10 a.m.

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PLACE

Rua do Lavradio, 71

Centro - 20230-070

Rio de Janeiro - RJ

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DIRECTIONS

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3. The EGM

The Company’s management invites Oi’s Shareholders to gather at the Extraordinary General Meeting to resolve upon the following matters:

(i)                 To ratify the appointment and engagement of Valore Consultoria e Avaliações Ltda. (“Meden”), as the firm responsible for the appraisal report of the book value of the shareholders’ equity of Copart 5 Participações S.A. (“Copart 5”), a wholly-owned subsidiary of the Company, to be merged into the shareholders’ equity of the Company (“Appraisal Report”);

(ii)               Review, discuss, and vote on the Appraisal Report prepared by Meden;

(iii)             Review, discuss, and vote on the Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação) of Copart 5 into Company (“Protocol of Merger and Instrument of Justification”), and all exhibits thereto, which set forth the terms and conditions of the merger of Copart 5 into the Company, accompanied by the relevant documents;

(iv)             Vote on the proposal of merger of Copart 5 into the Company, without change in the capital stock or issuance of new shares of the Company;

(v)               To approve the amendment of the of article 5 of the Bylaws to reflect the Capital Increases approved by the Board of Directors within the authorized capital limit, under the terms of the Judicial Reorganization Plan and the Backstop Agreement; and

(vi)             Ratify the election of member nominated in the Board of Directors Meeting held on October 04, 2018 to the Board of Director, in the form provided for in Article 150 of Law 6,404/76 and pursuant to Clauses 9.3 and 9.6 of the Judicial Reorganization Plan, according to the Notice to the Market disclosed on such date.

Prior to the meeting being convened, the Shareholders shall sign the Attendance Book.

In order for the Meeting to be convened on a first call notice to deliberate on items (i), [ii], [iii], [iv] and [vi] of the Agenda, the presence of shareholders representing at least 1/4 (one fourth) of the voting capital stock shall be required, pursuant to Article 125 of Law 6,404 / 1976.

Regarding item (v) of the Agenda, in order for the Meeting to be convened on first call, the attendance of Shareholders representing at least 2/3 (two thirds) of the voting capital stock, pursuant to Article 135 of Law 6,404 / 1976.

We clarify that in the event that there is not a sufficient quorum for the Meeting to be Convened with respect to part or any of the items on the Agenda, the Company will subsequently announce a new date for the Meeting to be held, on second call, when convened with the presence of any number of shareholders.

Once a quorum for the installation of the Meeting has been verified, although only in relation to part of the items included in the agenda, the AGE will be installed by the Chairman of the Board of Directors or by whom it indicates, in which case, only subjects for which it was installed. In the absence of the Chairman of the Board of Directors or of his appointment, the General Meeting shall be installed and chaired by the Vice-Chairman of the Board of Directors or by whomsoever appointed at the time of the Meeting or by means of a proxy previously granted with specific powers. In the event of the absence of the Vice-Chairman of the Board or of his appointment, it shall be incumbent upon any Executive Officer to install and preside over the General Meeting. The chairman of the Board, in turn, shall choose the respective secretary.

The preferred shares shall have the right to vote in the matters to be resolved in this Meeting, pursuant to paragraph 3 of Article 12 of the Company's Bylaws and paragraph 1 of Article 111 of Law 6404/76, and shall vote in conjunction with the common shares.

The resolutions of the AGE will be taken by absolute majority of votes, not counting abstentions, which, however, will be considered for the calculation of the quorum of installation.

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The item (i) is intended to ratify the appointment and engagement of Valore Consultoria e Avaliações Ltda. (“Meden”), as the firm responsible for the appraisal report of the book value of the shareholders’ equity of Copart 5 Participações S.A. (“Copart 5”), to be merged into the shareholders’ equity of the Company.

The item (ii) is intended to review, discuss, and vote on the Appraisal Report prepared by Meden.

Regarding the item [iii], consist to review, discuss, and vote on the Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação) of Copart 5 into Company (“Protocol of Merger and Instrument of Justification”), and all exhibits thereto, which set forth the terms and conditions of the merger of Copart 5 into the Company, accompanied by the relevant documents.

The item [iv] consists of a vote on the proposal of merger of Copart 5 into the Company, without change in the capital stock or issuance of new shares of the Company.

The item (v), consists of a proposal to amend the caput of article 5 of the Company's Bylaws, to reflect (i) the issue of one hundred and sixteen million, one hundred and eighty-nine thousand, three hundred and forty (116,189,340) ) registered common shares with no par value as a result of the exercise of the warrants issued by the Company in connection with the capital increase made through the Capitalization of Unsecured Credits of Qualified Bondholders and approved and ratified by the Board of Directors at meetings held on May 05 March and July 20, 2018, pursuant to clauses 4.3.3.5 and 4.3.3.6 of the Judicial Reorganization Plan, (ii) the conclusion and ratification of the Capital Increase - New Resources, pursuant to Clause 6.1 of the Judicial Reorganization Plan, of three billion, two hundred and twenty-five million, eight hundred and six thousand, four hundred and fifty-one (3,225,806,451) new shares (R $ 4,000,000,000.00 (four billion reais)), as well as (iii) the issue of two hundred and seventy-two million, one hundred and forty-eight thousand, seven hundred and five (272,148,705) new common shares, registered and without par value, at the issuance price of R $ 1.24 (one real and twenty-four cents) per share to cover the payment of the commitment premium provided for in clause 6.1.1.3 of the Judicial Reorganization Plan and the Backstop Agreement.

Finally, item (vi) is intended to confirm the election of Mr. Roger Solé Rafols to the position of member of the Board of Directors, complementing the current mandate, given that, due to the vacancy in the Board Board of Directors, the Board of Directors approved the appointment of Mr. Roger Solé Rafols as provided for in article 150 of Law 6,404 / 76 and pursuant to Clauses 9.3 and 9.6 of the Judicial Recovery Plan, at a Board of Directors Meeting held in 04.10.2018, as disclosed in the Notice to the Market.

Oi’s Board of Directors recommends that its shareholders thoroughly examine the documents put at their disposal by the Management in order to approve the matters of the Agenda.

The material and information related to the matter to be submitted for approval at the EGM are available at the Company’s Headquarters and at the Company website (www.oi.com.br/ri and of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM) and the São Paulo Stock Exchange (B3).

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4. PROCEDURES, INSTRUCTIONS AND DEADLINES FOR PARTICIPATION AT THE MEETING

Oi’s shareholders may participate in the Meeting in person or through duly appointed attorneys-in-fact, pursuant to the terms in paragraph 1 of Article 126 of Law 6,404/76.

We ask that the shareholders be so kind as to arrive early to the Meeting, so that the documents needed for their participation may be reviewed.

In case of any doubt with respect to the procedures and deadlines described below, we ask that you get in touch with the Investors Relations Department, through e-mail invest@oi.net.br.

Shareholders may exercise their rights to vote remotely by completing a remote voting bulletin regarding the Meeting. The shareholders who opt for exercising their voting rights through Remote Voting Bulletin shall observe the rules and formalities described in the Remote Voting Bulletin and item 12.2 of the Company's Reference Form (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

4.1. Individual Shareholder

We request that the Individual Shareholders who wish to take part in the Meeting in person submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by March 14, 2019, the following documents: notarized copies of their IDs and Individual Taxpayers’ Register (CPF).

If the individual shareholder wishes to be represented at the Meeting by a proxy, he or she shall send, together with the notarized copies of their IDs and CPFs, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID and CPF of the proxy who is to attend the Meeting, with the latter appearing there in possession of such documents. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With respect to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign shareholders must submit the same documents as the Brazilian shareholders, except that the documents  must be notarized by a Notary Public duly authorized to exercise such power, certified by the Brazilian consulate and translated into Portuguese by a sworn translator prior to being sent to the Company.

We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

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It is hereby stated that despite the deadline referred to above, any shareholder that shows up by the commencement of the Meeting with the required documents may take part and vote in the Meeting, even if the documents were not previously submitted.

4.2. Legal Entity Shareholder

We request that the Legal Entity Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by March 14, 2019, the following documents: notarized copies of the Organization Instrument, Bylaws or Articles of Association, as applicable, minutes of election of the Board of Directors (if any) and minutes of election of the Executive Office, containing the election of the legal representative(s) present at the Meeting.

If the legal entity shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and a certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance. In order to assist the shareholders, item 8 of this Manual contains forms of power of attorney that may be used. The shareholders may certainly use powers of attorney other than the ones suggested in this Manual, provided that they are in accordance with the provisions contained in Law 6,404/1976 and in the Brazilian Civil Code.

With respect to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian Shareholders, except that the corporate documents must be translated into Portuguese prior to being sent to the Company.

We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting, with the required documents, may take part and vote in the Meeting, even if the documents were not previously submitted.

4.3. Investment Fund Shareholder

We request that the Investment Fund Shareholders that wish to take part in the Meeting submit to the Company, at Rua Humberto de Campos nº 425, 5th floor, Leblon, City and State of Rio de Janeiro, from 9 a.m. to noon and from 2 p.m. to 6 p.m., to the attention of the Corporate Management and M&A, at least two (2) business days prior to the date set in the Call Notice for the holding of the General Meeting, that is, by March 14, 2019, the following documents: notarized copies of the Fund’s regulations and Bylaws or Articles of Association of the Fund’s administrator, as well as minutes of election of the legal representative(s) present at the Meeting.

If the investment fund shareholder wishes to be represented by a proxy, it shall send, together with the documents indicated in the paragraph above, the respective power of attorney, with special powers and certified signature, as well as the notarized copies of the ID(s) and minutes of election of the legal representative(s) that signed the power of attorney, proving the representation powers, in addition to the ID and CPF of the proxy in attendance.

With respect to the participant Shareholders of the fungible custody of registered shares, we also request the statement containing their respective share interest, issued over the last two (2) days.

The foreign Shareholders must submit the same documents as the Brazilian shareholders, except that the corporate documents, must be translated into Portuguese prior to being sent to the Company.

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We stress that the prior sending of such documents is intended to provide greater flexibility for the registration of the shareholders and preparation of the Meetings.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting with required documents may take part and vote in the Meeting, even if the documents were not previously submitted.

4.4. ADR Holders

For ADR holders, the financial institution depositary of the American Depositary Receipts (ADRs) in the United States  is the Bank of New York, which shall send the proxies to the ADR holders for them to exercise their voting rights and shall be represented at the Company’s Meetings, under the terms of the Deposit Agreement executed with the Company, through its representative in Brazil, Banco Itaú Unibanco.

It is hereby stated that despite the deadline referred to above, any shareholder that arrives by the commencement of the Meeting with the required documents may take part and vote in the Meeting, even if  the documents were not previously submitted.

4.5. Remote Voting Bulletin

Any shareholder that opts to exercise its remote voting right, may: (i) fill out and send the bulletin directly to the Company, or (ii) send the completion instructions to able service providers, pursuant to the guidelines below:

4.5.1. Exercise of vote through service providers - Remote voting system:

Any shareholder that opts to exercise its remote voting right through service providers shall transmit the voting instructions to the respective custodian agents, provided that the rules determined thereby are observed. Therefore, the shareholders shall contact the respective custodian agents to verify the procedures established thereby for the issuance of the voting instructions via Remote Voting Bulletin, as well as the documents and information that may be required thereby for such purpose.

It is worth noting that, as determined by CVM Ruling No. 481/09 (“ICVM 480”), the Central Depository of B3, upon receiving the voting instructions of the shareholders, through their respective custodian agents, shall not consider any divergent instructions in relation to one single resolution that have been issued by the same enrollment number in the Individual Taxpayers' Register (CPF) or the National Register of Legal Entities (CNPJ), as the case may be.

4.5.2. Submission of the bulletin by the shareholder directly to the Company:

Any shareholder that opts to exercise their participation right and remote voting right, through the submission of the bulletin directly to the Company, shall forward the following documents to the Company’s Investor Relations Office(in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8th floor, Leblon, CEP 22430-190):

(i)         Hard copy of the bulletin, duly filled out, initialed and signed; and

(ii)        Certified copy of the following documents:

(a)        For individuals, an official and valid identity document of the shareholder, with pictures.

(b)        For legal entities: (i) the last consolidated Bylaws or Articles of Association (as the case may be), jointly with any later amendments that are not consolidated; (ii) corporate documents that evidence the good standing of the representation of the shareholder; and (iii) an official and valid identity document of the legal representative of the shareholder, with pictures.

(c)        For investment funds: (i) the last consolidated Regulations of the Investment Fund, jointly with any later amendments that are not consolidated; (ii) the last consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), jointly with any later amendments that are not consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and of the shareholder (as the case may be); and (iv) an official and valid identity document of the legal representative of the administrator or manager (as the case may be) and of the shareholder, with pictures.

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Regarding the documents indicated in items “(i)” and “(ii)” above, the Company requests, as the case may be: (i) a certified signature; and (ii) a simple translation.

The bulletin, jointly with the required documentation, shall be considered valid only if received by the Company, in order, within seven (7) days prior to the date of the Meeting, that is, by March 12, 2019. Bulletins received by the Company after this period shall not be considered.

Pursuant to the provisions in Article 21-U of ICVM 481, the Company shall notify the shareholder, through the e-mail address provided in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid, or, if necessary, the procedures and terms for rectification or new submission.

Any shareholder participating in the fungible custody of shares of B3 that opts to exercise their remote voting right through submission of the bulletin directly to the Company shall also present an updated statement of its equity position issued by the custodian institution (notably, the statement issued by B3).  In addition, without prejudice to the verification of participation that the Company usually employs in its General Meetings, pursuant to the updated participation records of its shareholder base available to the Company, the shareholder shall inform the Company, at its electronic address (invest@oi.net.br), of any movement of the shares held thereby between the base date of such statement and the date of the Meeting, along with proof of said share movement.

Other information regarding the procedures necessary for the exercise of distance voting are described in item 12.2 of the Company's Reference Form.

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5. CALL NOTICE OF THE EXTRAORDINARY GENERAL MEETING OF 03/19/2019

The Call Notice of the EGM shall be published in newspapers Valor Econômico and Official Gazette of the State of Rio de Janeiro, in the February 15, 18 and 19, 2019 editions.

Oi S.A. – In Judicial Reorganization

CNPJ/MF No. 76.535.764/0001-43

NIRE 3330029520-8

Publicly held Company

CALL NOTICE FOR THE

EXTRAORDINARY GENERAL SHAREHOLDERS MEETING

The Board of Directors of Oi S.A. – In Judicial Reorganization (“Company”) hereby calls the Shareholders to an Extraordinary General Shareholders Meeting, to be held on March 19, 2019, at 10 a.m., at the Company’s headquarters located at Rua do Lavradio No. 71, Centro, City and State of Rio de Janeiro, to discuss the following agenda:

(1)   To ratify the appointment and engagement of Valore Consultoria e Avaliações Ltda. (“Meden”), as the firm responsible for the appraisal report of the book value of the shareholders’ equity of Copart 5 Participações S.A. (“Copart 5”), a wholly-owned subsidiary of the Company, to be merged into the shareholders’ equity of the Company (“Appraisal Report”);

(2)   Review, discuss, and vote on the Appraisal Report prepared by Meden;

(3)   Review, discuss, and vote on the Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação) of Copart 5 into Company (“Protocol of Merger and Instrument of Justification”), and all exhibits thereto, which set forth the terms and conditions of the merger of Copart 5 into the Company, accompanied by the relevant documents;

(4)   Vote on the proposal of merger of Copart 5 into the Company, without change in the capital stock or issuance of new shares of the Company; and

(5)   To approve the amendment of the of article 5 of the Bylaws to reflect the Capital Increases approved by the Board of Directors within the authorized capital limit, under the terms of the Judicial Reorganization Plan and the Backstop Agreement;

(6)   Ratify the election of member nominated in the Board of Directors Meeting held on October 04, 2018 to the Board of Director, in the form provided for in Article 150 of Law 6,404/76 and pursuant to Clauses 9.3 and 9.6 of the Judicial Reorganization Plan, according to the Notice to the Market disclosed on such date.

General Instructions:

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1. The documentation and information relating to matters that are going to be deliberated at the Meeting are available at the Company’s headquarters, in the Shareholders’ Participation Manual, on the Company’s Investors Relations page (www.oi.com.br/ri), as well as on the website of the Brazilian Securities Commission (www.cvm.gov.br) pursuant to CVM Instruction 481/09, and at B3 (http://www.bmfbovespa.com.br/), with the purpose of examination by the Shareholders.

2. The Shareholder who wishes to personally attend the Meeting or to be represented by an attorney-in-fact, is requested to deposit the following documents at Rua Humberto de Campos No. 425, 5th Floor, Leblon, in the City of Rio de Janeiro- RJ, from 9 a.m to 12 p.m. or from 2 p.m. to 6 p.m., within a period of up to two (2) business days prior to the Meeting, under the care of the Corporate and M&A Management: (i) In the case of a Legal Entity: certified copies of the Articles of Incorporation or Bylaws or Articles of Association, minutes of the election of the Board of Directors (when applicable) and of the election of the Board of Directors that contains the election of the legal representative(s) present at the Meeting; (ii) In the case of an Individual Taxpayer Person: certified copies of the Shareholder’s Identification Document and the Individual Taxpayer Registration Number (CPF); and (iii) In the case of an Investment Fund: certified copies of the Fund’s Bylaws and Instruments of Incorporation or the Fund’s manager Bylaws or Articles of Association, as well as the minutes of the election of the legal representative(s) present at the Meeting. In addition to this, the documents indicated in (i), (ii) and (iii) are also required, as the case may be, when the Shareholder is represented by an attorney-in-fact, he or she shall forward with such documents the respective mandate, and with special powers and recognized signatures, as well as certified copies of the Attorney-in-fact’s Identification Document and Individual Taxpayer Registration Number (CPF). The measure is intended to grant speed to the Shareholders present at the Meeting. The holders of preferred shares shall on have the right to vote in all matters subject to deliberation and included in the Agenda of the Extraordinary General Shareholders Meeting convened, pursuant to paragraph 3 of article 13 of the Company’s Bylaws and paragraph 1 of article 111 of Law 6,404 / 76, and shall vote jointly with the common shares.

3. The Shareholders participating in the Fungible Custody of Registered Shares of the Stock Exchange who wish to participate in the Meeting must submit statement issued up to two (2) business days prior to its realization, containing a respective equity interest, provided by the custodian body.

4. Finally, in order to facilitate and encourage the participation of its shareholders in the Extraordinary General Shareholders Meeting and, in accordance with the rules of the Brazilian Securities and Exchange Commission (“CVM”), in particular CVM Instruction 481/09, amended by CVM Instructions 561/15 and 570/15, the Company will allow the participation and exercise of remote voting, allowing its shareholders to send, through their respective custody agents or directly to the Company, a Distance Voting Bulletin, which is provided by the Company on its Investor Relations website, as well as on the website of the CVM and B3, together with the other documents that are to be discussed at the Extraordinary General Shareholders Meeting, subject to the guidelines contained in the Distance Voting Bulletin.

Rio de Janeiro, February 15, 2019.

Eleazar de Carvalho Filho

Chairman of the Board of Directors

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6. TEXTS EXPLAINING THE MATTERS TO BE RESOLVED UPON AT THE GM

All of the documents connected to the Agenda are at the shareholders’ disposal at Oi’s headquarters, in its website (www.oi.com.br/ri) and at the pages of the Brazilian Securities Commission (www.cvm.gov.br), B3.

To help you make a decision regarding the matters listed in the EGM Call Notice, we recommend a thorough reading of the Management’s Proposal, filed at the Empresas.net system of the Brazilian Securities Commission – CVM (www.cvm.gov.br) and at the Company’s Investors Relations page (www.oi.com.br/ri).

Any doubts or clarifications regarding the matters contained in the Meeting’s Agenda may be settled or obtained, as the case may be, by getting in touch with the Investors Relations Office, through e-mail invest@oi.net.br.

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7. RELATED DOCUMENTS AND LINKS

- www.oi.com.br/ri - information on the Company

- www.bmfbovespa.com.br – several items of information on the listed companies

- www.cvm.gov.br – Brazilian legislation on Corporations

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8. EXHIBIT I – Power of Attorney

PROCURAÇÃO	POWER OF ATTORNEY

[ACIONISTA], [QUALIFICAÇÃO] (“Outorgante”), nomeia e constitui como seu Procurador o Sr. [NOME], [NACIONALIDADE], [ESTADO CIVIL], [PROFISSÃO], com Carteira de Identidade RG nº [], inscrito no CPF/MF sob o nº [], residente e domiciliado na cidade de [], estado de [], na Rua [], [número], (“Outorgado”) para representar a Outorgante, na qualidade de Acionista da Oi S.A. – Em Recuperação Judicial, (“Companhia”), na Assembleia Geral Extraordinária da Companhia, a ser realizada em primeira convocação no dia 19 de março de 2019, às 10h, na Sede social da Companhia localizada na  Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (“Assembleia”), e se necessário em segunda convocação em data a ser informada oportunamente, na Sede social da Companhia, aos quais outorga poderes para comparecer à Assembleia e votar, em nome e por conta do Outorgante, em conjunto ou isoladamente, independentemente da ordem de nomeação, em conformidade com as orientações de voto estabelecidas abaixo:

[SHAREHOLDER], [IDENTIFICATION] (“Grantor”), hereby appoints and constitutes Mr. [NAME], [CITIZENSHIP], [MARITAL STATUS], [PROFESSION], with identity Car N. [], registered in the individual Taxpayer Register (CPF/MF) under N. [], resident and domiciled in the City of [], State of [], at [ADDRESS], (“Grantee”) to represent Grantor, in its capacity as shareholder of Oi S.A. – In Judicial Recuperation, (“Company”), in the Company’s Extraordinary Shareholders’ Meeting to be held on first call on March 19th, 2019, at 10 p.m., at the Company’s headquarters located at Rua do Lavradio, nº 71, Centro, Rio de Janeiro, RJ, (respectively “Meeting” or “Shareholders’s Meeting”), and, if necessary, on second call, on a date to be timely informed, at the Company’s headquarters, to whom powers are hereby granted to attend to the Shareholders’ Meeting and vote on behalf of Grantor, jointly or individually, irrespective of the order of nomination, in accordance with the voting instructions established below:

Ordem do Dia:	Agenda:

(1) Ratificação da nomeação e contratação da empresa especializada Valore Consultoria e Avaliações Ltda. (“Meden”), como responsável pela elaboração do laudo de avaliação a valor contábil do patrimônio líquido da Copart 5 Participações S.A. (“Copart 5”), uma subsidiária integral da Companhia, a ser utilizado na incorporação da Copart 5 pela Companhia (“Laudo de Avaliação”)

A favor (    )   Contra (    )   Abstenção (    )

(2) Avaliação e aprovação do Laudo de Avaliação elaborado pela Meden;

A favor (    )   Contra (    )   Abstenção (    )

(3) Exame, discussão e deliberação sobre o Protocolo e Justificação da Incorporação da Copart 5 pela Companhia, incluindo todos os seus anexos, o qual estabelece os termos e condições da incorporação da Copart 5 pela Companhia:

A favor (    )   Contra (    )   Abstenção (    )

(4) Aprovação da proposta de incorporação da Copart 5 pela Companhia, sem alteração no capital social ou emissão de novas ações da Companhia

A favor (    )   Contra (    )   Abstenção (    )

(5) Alteração do caput do artigo 5º do Estatuto Social, para refletir os aumentos de capital aprovados pelo Conselho de Administração dentro do limite do capital autorizado, nos termos do Plano de Recuperação Judicial e no Contrato de Backstop;

A favor (    )   Contra (    )   Abstenção (    )

(6) Ratificar a eleição para o Conselho de Administração, em complementação de mandato, de membro ocupante de cargo no Conselho de Administração, nomeado na forma prevista no artigo 150 da Lei nº 6.404/76 e nos termos das Cláusulas 9.3 e 9.6 do Plano de Recuperação Judicial, em Reunião do Conselho de Administração realizada em 04.10.2018, conforme Comunicado ao Mercado divulgado em tal data.

A favor (    )   Contra (    )   Abstenção (    )

(1) To ratify the appointment and engagement of Valore Consultoria e Avaliações Ltda. (“Meden”), as the firm responsible for the appraisal report of the book value of the shareholders’ equity of Copart 5 Participações S.A. (“Copart 5”), a wholly-owned subsidiary of the Company, to be merged into the shareholders’ equity of the Company (“Appraisal Report”;

Approve (    )   Disapprove (    )    Abstention (    )

(2) Review, discuss, and vote on the Appraisal Report prepared by Meden;

Approve (    )   Disapprove (    )    Abstention (    )

(3) Review, discuss, and vote on the Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação) of Copart 5 into Company (“Protocol of Merger and Instrument of Justification”), and all exhibits thereto, which set forth the terms and conditions of the merger of Copart 5 into the Company, accompanied by the relevant documents:

Approve (    )   Disapprove (    )    Abstention (    )

(4) Vote on the proposal of merger of Copart 5 into the Company, without change in the capital stock or issuance of new shares of the Company:

Approve (    )   Disapprove (    )    Abstention (    )

(5) [To approve the amendment of the of article 5 of the Bylaws to reflect the Capital Increases approved by the Board of Directors within the authorized capital limit, under the terms of the Judicial Reorganization Plan and the Backstop Agreement:

A favor (    )   Contra (    )   Abstenção (    )

(6) Ratify the election of member nominated in the Board of Directors Meeting held on October 04, 2018 to the Board of Director, in the form provided for in Article 150 of Law 6,404/76 and pursuant to Clauses 9.3 and 9.6 of the Judicial Reorganization Plan, according to the Notice to the Market disclosed on such date

Approve (    )   Disapprove (    )    Abstention (    )

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Cidade], [dia] de [mês] de [ano]               /               [Month], [date] [year]

___________________________________________

Outorgante / Grantor

Por / By: (assinatura autenticada / notarized signature)

Cargo / Title

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